UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 23, 2007

CYBERLUX CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 474-9700

Copies to:
John W. Ringo
Secretary and Corporate Counsel
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, NC 27703
Phone: (919) 474-9700
Fax: (919) 474-9712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 21, 2007, Cyberlux Corporation (the “Company”) received a Notice of Default from AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC and AJW Offshore, LTD. (collectively, the “Investors”), claiming that the Company was purportedly in default of certain obligations under the Company’s notes issued to the Investors due to refusal by the Company to honor any further conversion of notes to common stock. The Company expected to receive the Notice of Default, and is engaged in negotiations with the Investors to resolve the matter. As such, the Company contemplates that either the Investors or the Company will initiate litigation if these negotiations do not produce a resolution.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Notice of Default dated August 21, 2007 from AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC and AJW Offshore, LTD. to Cyberlux Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

Dated: August 23, 2007	By:	/s/ Donald F. Evans
Donald F. Evans
Chief Executive Officer